Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-190493, 333-184008, and 333-208646 on Form S-8 and Registration Statement No. 333-184714 on Form S-3 of Capital Bank Financial Corp. of our report dated February 24, 2017 relating to the 2016 consolidated financial statements and effectiveness of internal control over financial reporting as of December 31, 2016, appearing in this Form 10-K.

/s/ Crowe Horwath LLP

Fort Lauderdale, Florida
February 24, 2017